AGREEMENT OF SUB-SUBLEASE

THIS AGREEMENT OF SUB-SUBLEASE ("Sub-Sublease") is made as of this 18th day of April, 2003, by and between **PROMINENT USA, INC.**, a Delaware corporation, having offices at 1411 Broadway, 35th Floor, New York, New York 10018 ("Sub-Sublessor") and **HARRIS & HARRIS GROUP, INC.**, a New York corporation, having offices at One Rockefeller Plaza, New York, New York 10020 ("Sub-Sublessee").

WITNESSETH:

WHEREAS, by a lease dated as of August 24, 1994 (the "Prime Lease"), a copy of which is annexed hereto, 111 West 57th Street Associates ("Prime Landlord") leased to The Economist Newspaper Group, Inc. ("Prime Tenant") certain premises including a portion of the 11th Floor in the building (the "Building") known as 111 West 57th Street, New York, NY; and

WHEREAS, by a Sublease dated as of December 15, 1999 (the "Sublease"), a copy of which is annexed hereto, Prime Tenant subleased to Sub-Sublessor a portion of the 11th floor designated by cross-hatching on Exhibit A annexed hereto (the "Subleased Premises"); and

WHEREAS, Sub-Sublessor and Sub-Sublessee have agreed that Sub-Sublessor will sub-sublease to Sub-Sublessee the Subleased Premises upon the terms and conditions more fully hereinafter set forth,

NOW, THEREFORE, in consideration of the foregoing the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublessor and Sub-Sublessee agree as follows:

ARTICLE I - PREMISES

Sec. 1.1 Sub-Sublessor hereby sub-subleases to Sub-Sublessee, and Sub-Sublessee leases and takes from Sub-Sublessor the Subleased Premises, for the term and upon the terms, covenants, agreements and conditions set forth in this Sub-Sublease.

Sec. 1.2 Sub-Sublessee accepts the Subleased Premises, as well as any and all fixtures and equipment located therein or appurtenant thereto, "AS IS", in their present condition as of the Commencement Date, as such term is hereinafter defined, except that Sub-Sublessor shall deliver the Subleased Premises to Sub-Sublessee on the Commencement Date in broom-clean condiditon. Sub-Sublessor shall not be obligated to

do any construction or other work to prepare the Subleased Premises for Sub-Sublessee's occupancy.

Sec. 1.3 Sub-Sublessor represents that it has not brought any hazardous or environmentally dangerous materials into the Subleased Premises.

Sec. 1.4 Sub-Sublessor shall request of the Prime Landlord and the Prime Tenant that Sub-Sublessee be permitted to have the same number of directory listings in the lobby of the Building as Sub-Sublessor heretofore maintained.

ARTICLE II - TERM OF SUB-SUBLEASE

Sec. 2.1 The term of this Sub-Sublease shall commence on the date hereof (the "Commencement Date"), and shall terminate upon the earlier of (a) April 29, 2010; or (b) such earlier date as the term of this Sub-Sublease expires or is terminated pursuant to any of the conditions of limitation or other provision of this Sub-Sublease or pursuant to law.

Sec. 2.2 On the last day or any sooner termination of the term hereof, Sub-Sublessee shall quit, surrender and deliver up the Subleased Premises to Sub-Sublessor, broom clean, in good condition and repair, reasonable wear and tear excepted, together with all alterations, additions and improvements in, to or on the Subleased Premises. Sub-Sublessee shall, at its own cost and expense, remove from the Subleased Premises all movable furniture, equipment or trade fixtures belonging to Sub-Sublessee. Sub-Sublessee shall repair any damage caused by the removal of Sub-Sublessee's property. Any property not so removed shall, at Sub-Sublessor's option, become the exclusive property of Sub-Sublessor or be disposed of by Sub-Sublessor, at Sub-Sublessee's cost and expense, without further notice or demand upon Sub-Sublessee. If Sub-Sublessee fails to surrender the Subleased Premises in accordance with this Article, Sub-Sublessee shall indemnify Sub-Sublessor from and against any loss, cost, damage, expense or liability resulting from the delay by Sub-Sublessee in surrendering the Subleased Premises, including, without limitation, any claims made by any succeeding occupant, or by the Prime Landlord or Prime Tenant, premised upon such delay. Sub-Sublessee's obligations under this Article shall survive the expiration or sooner termination of this Sub-Sublease.

Sec. 2.3 If Sub-Sublessee shall hold over after the expiration of the term of this Sub-Sublease, and if Sub-Sublessor shall then not proceed to remove Sub-Sublessee from the Subleased Premises in the manner permitted by law or by this Sub-Sublease, the parties hereby agree that Sub-Sublessee's occupancy of the Subleased Premises after the expiration of the term shall be construed as a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Sub-Sublease, except that Sub-Sublessee shall pay on the first day of each month of the holdover period, as fixed monthly rent, an amount equal to 2.0 times the monthly installment of Base Rent and Additional Rent payable by Sub-Sublessee immediately prior to the holdover period. Such month-to-month tenancy shall be confirmed

by Sub-Sublessee's tender and Sub-Sublessor's acceptance of the increased rent as set forth in this Section. Nothing herein contained shall prevent Sub-Sublessor from taking any action in accordance with this Sub-Sublease or applicable law to remove Sub-Sublessee from the Subleased Premises after the expiration of this Sub-Sublease or at any time during such month-to-month tenancy. The provisions of this Section shall survive the expiration of this Sub-Sublease.

ARTICLE III - USE AND OCCUPANCY

Sec. 3.1 The Subleased Premises shall be used for general and executive offices and for no other purpose, provided that such use shall at all times be in compliance with all applicable laws, ordinances, statutes, regulations and restrictions and other matters of record affecting the Subleased Premises. Sub-Sublessor makes no representations or warranties with respect to the lawful purposes for which the Subleased Premises may be used or occupied.

Sec. 3.2 Sub-Sublessor shall have, in addition to all other rights reserved to Sub-Sublessor hereunder, at Sub-Sublessor's option, the right to restrain by injunction any violation or attempted violation by Sub-Sublessee, its successors, agents or assigns, of any of the restrictions, covenants, or agreements applicable to the use or occupation of the Subleased Premises.

ARTICLE IV - RENT

Sec. 4.1 Sub-Sublessee covenants to pay to Sub-Sublessor, in advance on the first day of each and every calendar month during the term hereof, without previous demand therefor and without any delay, defense, set-off, abatement or deduction, suspension or counterclaim whatsoever, Base Rent as follows:

	TIME PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENTS
(A)	Commencement Date through March 31, 2004	$132,335.00	$11,027.92
(B)	April 1, 2004 through March 31, 2005	$135,643.37	$11,303.61
(C)	April 1, 2005 through March 31, 2006	$139,034.45	$11,586.20
(D)	April 1, 2006 through March 31, 2007	$142,510.31	$11,875.86

(E)	April 1, 2007 through March 31, 2008	$146,073.06	$12,172.75
(F)	April 1, 2008 through March 31, 2009	$149,724.88	$12,477.07
(G)	April 1, 2009 through March 31, 2010	$153,468.00	$12,789.00
(H)	April 1, 2010 through April 29, 2010	$157,304.70	$13,108.73 → to be appointioned for 29-day period

Base Rent for partial calendar months at the beginning or the expiration of the term of this Sub-Sublease shall be prorated. The rent for the first month following the Abatement Period (as defined in Sec. 4.2 below) shall be delivered by the Sub-Sublessee to the Sub-Sublessor upon the execution of this Sub-Sublease.

Sec. 4.2 (A) None of the monthly Base Annual Rent installments shall be due for the four (4) month period (the "Abatement Period") beginning on the Commencement Date. The first monthly installment of Base Annual Rent shall be due and payable on the first (1st) day following the Abatement Period. The monthly installment of Annual Base Rent for the partial calendar month beginning on the four month anniversary of the Commencement Date shall be prorated.

(B) Sub-Sublessee shall pay all utilities and Additional Rent due under this Sub-Sublease for the Abatement Period on the first day of each month during the Abatement Period. Sub-Sublessee shall deliver to the Sub-Sublessor a check in payment of the first month's charge for electric current pursuant to Sec. 4.3 (A).

(C) The entire Base Annual Rent which was abated for the Abatement Period shall become immediately due and payable upon the occurrence during the first twenty-four (24) months of the term of the Sub-Sublease of an event of material default by Sub-Sublessee under this Sub-Sublease which default is not cured by Sub-Sublessee within the applicable cure period.

Sec. 4.3 Sub-Sublessee shall pay, in addition to the Base Annual Rent, as Additional Rent hereunder, the following amounts:

(A) All sums, charges, amounts, costs, expenses and other payments which Sub-Sublessor is obligated to pay as subtenant under the Sublease for electric current, which are currently $945.25 ($3.00 per rentable square foot [3,781]) per month; and

(B) Eighty and 07/100 (80.07%) percent of the amounts payable by the Prime Tenant pursuant to Article 35 of the Prime Lease on account of any increase in Real Estate

Taxes (as such term is defined in the Prime Lease), provided, however, that the base year for such calculation shall be fiscal tax year 2003-2004.

(C) Other than the charges set forth in sub-paragraphs (A) and (B) above, Sub-Sublessee shall not be responsible for the charges set forth in paragraph 35 of the Prime Lease or paragraph 3 of the Sublease.

Sec. 4.4 If Sub-Sublessee shall default in payment of any Additional Rent due hereunder, Sub-Sublessor shall have all of the rights and remedies provided for herein or provided by law in the case of non-payment of rent. If Sub-Sublessor shall pay any sum of money or do any act which shall require the expenditure of any sums by reason of the failure of Sub-Sublessee to perform any of the covenants, terms or conditions herein contained, Sub-Sublessee covenants to repay promptly such sums to Sub-Sublessor upon demand, and in default thereof the sums so paid by Sub-Sublessor may be added as Additional Rent to the Base Annual Rent monthly installment becoming due upon the next rent day.

Sec. 4.5. Sub-Sublessee shall pay in a timely fashion to Sub-Sublessor the Base Annual Rent reserved herein, together with all sums due as Additional Rent hereunder, at the following address:

Prominent USA, Inc.
1411 Broadway, 35th Floor
New York, New York 10018

Sub-Sublessor may designate such other place for payment of rent by giving Sub-Sublessee not less than ten (10) days prior written notice of Sub-Sublessor's new address for payment of rent.

Sec. 4.6 Sub-Sublessee shall have a seven (7) day grace period within which to cure any default in the payment of rent or additional rent. Sub-Sublessee shall pay to Sub-Sublessor, on demand, as Additional Rent, a sum equal to five percent (5%) of any installment of Base Annual Rent or Additional Rent which shall be overdue for more than ten (10) days. In addition thereto, Sub-Sublessee shall pay to Sub-Sublessor, on demand, as Additional Rent, interest on the amount which shall be overdue for thirty (30) or more days from the date said sum was due to the date of actual payment at the prime rate of Citibank, N.A. Nothing contained in this Sec. 4.6 is intended in any way to extend the grace periods or notice periods provided for elsewhere in this Lease, nor shall this Sec. 4.6 be construed to be a limitation of or a substitution for any other rights, remedies and privileges of Sub-Sublessor under this Sub-Sublease or otherwise.

ARTICLE V - ALTERATIONS; SUB-SUBLESSOR'S CONTRIBUTION

Sec. 5.1 Sub-Sublessee shall not alter or improve the Demised Premises without first obtaining Sub-Sublessor's written consent to such alteration or improvement,

which consent shall be subject to any consent which may be required from the Prime Tenant pursuant to the Sublease and the Prime Landlord pursuant to the Prime Lease.

Sec. 5.2 Notwithstanding anything contained in the foregoing to the contrary, subject to the terms and conditions of Articles 3 and 40 of the Prime Lease, Sub-Sublessee shall be permitted to make the alterations and improvements set forth on Exhibit B annexed hereto (the "Alterations"). Prior to making the Alterations, Sub-Sublessee shall, at its sole cost and expense, obtain all permits, licenses, approvals and certificates ("Permits") as may be required by any governmental or quasi-governmental agencies. Sub-Sublessee shall not submit any application(s) to any governmental or quasi-governmental agencies for any such Permit(s) without first submitting such application(s) to Sub-Sublessor, Prime Tenant and Prime Landlord and obtaining Prime Tenant and Prime Landlord 's prior written approval. Sub-Sublessee shall obtain and provide Sub-Sublessor with letters of completion and final sign-offs by the appropriate person, agency or department for the Alterations, as applicable, within twenty (20) days after its completion. All Alterations are to be performed by licensed and insured contractors and subcontractors approved by Prime Landlord. Sub-Sublessee shall carry and cause Sub-Sublessee's contractors and subcontractors to carry such worker's compensation, general liability, personal and property damage insurance as Prime Landlord may require under the Prime Lease. Sub-Sublessor, Prime Tenant and Prime Landlord shall be named as additional insureds in all such liability insurance policies. Certificates of all worker's compensation and liability insurance policies shall be submitted to Sub-Sublessor , Prime Tenant and Prime Landlord for approval prior to the commencement of any the Alterations.

Sec. 5.3 Sub-Sublessor shall reimburse Sub-Sublessee an amount not to exceed the sum of Thirty Thousand ($30,000.00) Dollars for the hard and soft cost of the Alterations actually paid by Sub-Sublessee to unaffiliated third-parties within thirty (30) days of receipt by Sub-Sublessor of paid bills for such costs.

Sec. 5.4 At the expiration of the term of this Sub-Sublease, if required by Prime Landlord, Sub-Sublessee shall remove from the Demised Premises any alteration or improvement constructed by Sub-Sublessee or at Sub-Sublessee's direction during the term hereof. If so required, Sub-Sublessee shall, at its sole cost and expense, remove such alterations or improvements from the Demised Premises and repair any damage caused by such removal, all to be completed not less than three (3) days prior to the expiration of the term of this Sub-Sublease. The provisions of this Sec. 5.4 shall survive the expiration or earlier termination of this Sub-Sublease. Notwithstanding any contrary provision in this Sub-Sublease, all non-trade fixtures shall become the property of (a) Sub-Sublessor if the term of this Sub-Sublease expires prior to the expiration of the Sublease; or (b) Prime Tenant upon the expiration of this Sub-Sublease at the end of the term hereof; or (c) Prime Landlord upon the termination of this Sub-Sublease, the Sublease and the Prime Lease.

ARTICLE VI - SUBORDINATION; CONSENTS

Sec 6.1 (A) This Sub-Sublease is subject to, and Sub-Sublessee accepts this Sub-Sublease subject to, all of the terms, covenants, provisions, conditions and agreements contained in the Sublease and the Prime Lease and the matters to which the Prime Lease is subject and subordinate. In the event of termination, re-entry or dispossess by Prime Landlord under the Prime Lease or Prime Tenant under the Sublease, then at Prime Landlord's or Prime Tenant's election, as the case may be, Sub-Sublessee shall either surrender the Subleased Premises to Prime Landlord or Prime Tenant, as the case may be, within sixty (60) days of Prime Landlord's or Prime Tenant's request therefor, or shall attorn to and recognize Prime Landlord or Prime Tenant as Sub-Sublessee's landlord under this Sub-Sublease, and Sub-Sublessee shall promptly execute and deliver any instrument Prime Landlord or Prime Tenant may reasonably request to evidence such attornment.

(B) Except as otherwise provided in this Sub-Sublease, all of the terms, covenants conditions, provisions and agreements of the Sublease and the Prime Lease (including, without limitation, definitions and constructions therein contained), except such as by their express terms or their nature or purpose do not relate to the Subleased Premises or are inapplicable or inappropriate to the subleasing of Subleased Premises pursuant to this Sub-Sublease or are inconsistent with any of the provisions of this Sub-Sublease, are hereby incorporated in and made part of this Sub-Sublease with the same force and effect as though set forth at length herein, it being understood and agreed that, for purposes of this Sub-Sublease the time limits provided in the provisions of the Sublease and the Prime Lease for the giving of notice, for making demands, for the performance of any act, condition or covenant, or for the exercise of any right, remedy or option, by either party are amended for the purposes of this Sub-Sublease, by lengthening or shortening the same in each instance by three (3) days more or less than set forth in the Sublease, as appropriate, so that notices may be given, demands made or any act, condition or covenant performed, or any right remedy or option hereunder exercised, by Sub-Sublessor or Sub-Sublessee, as the case may be, within the time limit relating thereto contained in the Sublease and the Prime Lease. Notwithstanding the foregoing, if the Sublease or the Prime Lease allows only ten (10) days or less for Sub-Sublessor as tenant to perform any act, or to undertake to perform such act, or to correct a failure relating to the Subleased Premises which Sub-Sublessee is obligated to perform or correct by the terms of this Sub-Sublease then Sub-Sublessor shall notify Sub-Sublessee immediately and Sub-Sublessee shall perform or undertake such act or correct such failure prior to the expiration of the applicable time limitations provided for in the Sublease and the Prime Lease.

(C) The following Articles and provisions of the Prime Lease shall not be incorporated herein by reference: 1, 24, 34 (A), 35, 36 to the extent it provides for sub-metering or direct metering, 38, 41, 44, the first sentence of 46; 47; 50; 56 and 60; and Exhibits A, B, C, D, G, H, and I.

(D) The following Articles and provisions of the Sublease shall not be incorporated herein by reference: 1, 2, 3, 4, 16, 18 and 20.

Sec. 6.2 Wherever in this Sub-Sublease the consent or approval of Sub-

Sublessor is required for any act or thing, Sub-Sublessor's consent shall not be unreasonably withheld or denied. Notwithstanding the foregoing, (a) in the event the consent or approval of Prime Tenant or Prime Landlord is required for the same act or thing, Sub-Sublessor's refusal to give such approval or consent shall be deemed reasonable if, inter alia, Prime Tenant or Prime Landlord shall have failed or refused to give such approval or consent; and (b) if Sub-Sublessee shall request Sub-Sublessor's consent or approval, and Sub-Sublessor shall fail or refuse to give or shall delay in giving such consent or approval, Sub-Sublessee shall in no event make, or be entitled to make, any claim by way of action, defense, set-off, counterclaim or otherwise, based on any claim or assertion by Sub-Sublessee that Sub-Sublessor unreasonably withheld or delayed its consent or approval and Sub-Sublessee hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim. Sub-Sublessee's sole remedy for any such failure, refusal or delay shall be an action for declaratory judgment, specific performance, or injunction. If Sub-Sublessor is required or willing to give its consent or approval to Sub-Sublessee when such consent or approval is required hereunder, Sub-Sublessor agrees that it will promptly forward Sub-Sublessee's request for such consent or approval to Prime Tenant. Sub-Sublessor shall cooperate with Sub-Sublessee in endeavoring to obtain Prime Tenant's consent or approval upon and subject to the following terms and conditions: (i) Sub-Sublessee shall reimburse Sub-Sublessor for any reasonable out-of-pocket costs incurred by Sub-Sublessor in connection with seeking such consent or approval; (ii) Sub-Sublessor shall not be required to make any payment to Prime Tenant or to enter into any agreements or to modify the Sublease or this Sub-Sublease in order to obtain any such consent or approval; and (iii) if Sub-Sublessee agrees or is otherwise obligated to make any payments to Sub-Sublessor or Prime Tenant or Prime Landlord in connection with such request for such consent or approval, Sub-Sublessee shall have made arrangements for such payments which are reasonably satisfactory to Sub-Sublessor. Sub-Sublessor also shall cooperate with Sub-Sublessee in connection with its requests to Prime Tenant and Prime Landlord for required or necessary building services, on the terms and conditions set forth in the preceding sentence.

Sec. 6.3 This Sub-Sublease is subject to and conditioned upon the approval of the Prime Tenant and the Prime Landlord. In the event such consent is not received, any moneys paid hereunder will be returned to the Sub-Sublessee, this Sub-Sublease will be deemed to have been terminated and of no further force or effect and neither party will have any further obligation to the other party.

ARTICLE VII - INDEMNITY

Sec. 7.1 Sub-Sublessee covenants and agrees to perform (including to refrain from any action not permitted on the part of Sub-Sublessor) under the Sublease and to observe all of the covenants, agreements, terms, provisions and conditions of the Prime Lease on the part of Sub-Sublessor to be performed and observed, to the extent that they apply to the Subleased Premises or the use and occupancy by Sub-Sublessee of the Subleased Premises and are applicable during the term of this Sub-Sublease. Sub-Sublessee also covenants and agrees not to do or cause to be done or suffer or permit any

act or thing to be done or suffered which would (i) constitute or cause a default under the Sublease or the Prime Lease, (ii) cause the Sublease or the Prime Lease or the rights of Sub-Sublessor as subtenant thereunder to be canceled, terminated or forfeited, (iii) cause Sub-Sublessor to become liable for any costs (unless such costs are pre-paid by Sub-Sublessee) or any damages, claims or penalties, or (iv) adversely affect or reduce any Sub-Sublessor's rights or benefits under the Sublease. Sub-Sublessee agrees to indemnify and hold Sub-Sublessor harmless of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including, without being limited to reasonable attorneys' fees and reasonable expenses of defense and of enforcing this indemnity) by reason of Sub-Sublessee's failure to comply with the foregoing or arising from the use, occupancy or manner of use and/or occupancy of the Subleased Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Sub-Sublessee, its assignees or subtenants, or their respective employees, agents, servants, contractors, invitees, visitors or licensees, in or about the Subleased Premises or any other part of the Building. The foregoing provisions are not intended to limit or affect the provisions of the Sublease or the Prime Lease as incorporated in this Sub-Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Sub-Sublease.

Sec 7.2 Except as otherwise provided in Article 6 of this Sub-Sublease, Sub-Sublessor covenants and agrees to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Sublease (including any and all rules and regulations which shall be in effect from time to time during the term of this Sublease) in such manner so as to prevent the Sublease or the Prime Lease from being terminated unless in connection with any such termination Prime Landlord accepts this Sub-Sublease as direct lease between Prime Landlord and Sub-Sublessee. Sub-Sublessor represents that the Sublease and the Prime Lease are in full force and effect and that, to the best of Sub-Sublessor's knowledge, Sub-Sublessor is not in default with respect to any obligation of Sub-Sublessor under the Sublease. Sub-Sublessor further covenants and agrees that if and so long as Sub-Sublessee pays the Base Rent and Additional Rent and other charges herein reserved and performs and observes all of the agreements, terms conditions, covenants and provisions hereof, (i) Sub-Sublessee shall quietly hold and enjoy the Subleased Premises, subject, however to the terms of this Sub-Sublease, the Sublease, the Prime Lease and to the matters to which the Prime Lease is subject and subordinate, and (ii) Sub-Sublessor shall not do or suffer or permit anything to be done or suffered which would (x) cause the Sublease or the Prime Lease to be canceled, terminated or forfeited (y) cause Sub-Sublessee to become liable for any damages costs, claims or penalties or (z) adversely affect or reduce any of Sub-Sublessee's rights or benefits under the Sublease or the Prime Lease. Sub-Sublessor agrees that it will indemnify and hold Sub-Sublessee harmless from and against any liabilities, losses, damages, suits, penalties, claims and demands, including reasonable attorneys' fees and reasonable expenses of defense and of enforcing this indemnity, that Sub-Sublessee shall incur by reason of the termination of this Sub-Sublease due to Sub-Sublessor's default under the Sublease provided that such default shall not derive from or be result of any default by Sub-Sublessee under this Sub-Sublease. The provisions of this Section shall survive the

expiration or earlier termination of this Sub-Sublease.

Sec. 7.3 Promptly after receipt by Sub-Sublessor, Sub-Sublessor shall deliver to Sub-Sublessee a copy of each written notice sent by or on behalf of Prime Tenant or Prime Landlord if such notice relates or is applicable to the Subleased Premises, Sub-Sublessee's use and occupancy thereof or the services and facilities of the Building being furnished to the Subleased Premises or Sub-Sublessee.

ARTICLE VIII - INSURANCE

Sec. 8.1 Sub-Sublessee shall at Sub-Sublessee's sole expense, procure and maintain the insurance policies in the amounts and on the terms required under the Sublease and the Prime Lease. Said policies shall name Sub-Sublessor as an additional insured and as loss payee, as its interests may appear. An insurance certificate(s) shall be delivered to Sub-Sublessor prior to the Commencement Date, and any new or renewal policies shall be delivered to Sub-Sublessor at least thirty (30) days before expiration of the existing policies. Said policies shall provide that no act or omission of Sub-Sublessee will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that such policy may not be canceled, non-renewed, modified or have the coverage thereunder reduced except upon thirty (30) days' advance written notice to Sub-Sublessor. If Sub-Sublessee fails to maintain said insurance after notice and the expiration of the applicable cure period, Sub-Sublessor may obtain same on Sub-Sublessee's behalf and charge Sub-Sublessee for the cost thereof as Additional Rent.

Sec. 8.2 Sub-Sublessor shall not be responsible or liable to Sub-Sublessee for any loss, cost, damage or expense incurred by Sub-Sublessee by reason of any loss or damage to Sub-Sublessee's property from any cause whatsoever during the term of this Sub-Sublease, except if such loss, cost, damage, or expense results from Sub-Sublessor's willful misconduct.

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ARTICLE IX - ASSIGNMENT; SUBLEASING

Sec. 9.1 Notwithstanding Article 5 of the Prime Lease, Sub-Sublessee shall have the right to assign (but not sublet) this Sub-Sublease to a wholly-owned subsidiary of Sub-Sublessee or an entity which wholly-owns Sub-Sublessee without the prior written consent of Sub-Sublessor, but with the prior written consent of Prime Tenant and Prime Landlord. Sub-Sublessee also shall [redacted] the right to assign this Sub-Sublease or sublet the Subleased Premises to an unrelated third-party with the prior written consent of Prime Tenant and Prime Landlord, and with Sub-Sublessor's prior written consent, which will not be reasonably withheld or delayed, provided such third-party has a net worth equal to or greater than Sub-Sublessee's net worth at the time of the proposed assignment or sublease. Notwithstanding any assignment or sublease, Sub-Sublessee shall continue to be liable for the performance of all of the terms, conditions and covenants of this Sub-

Sublease. Sub-Sublessee shall provide Sub-Sublessor with instruments, if any, evidencing any assignment for which Sub-Sublessor's consent shall not be required.

ARTICLE X – SECURITY

Sec 10.1 Sub-Sublessee has deposited with Sub-Sublessor the sum of $33,083.75 as security for the faithful performance and observance by Sub-Sublessee of the terms, provisions, covenants and conditions of this Sub-Sublease. It is agreed that if Sub-Sublessee defaults in the due and timely performance of any of terms, provisions, covenants or conditions of this Sub-Sublease, including, but not limited to, the payment of Base Rent or Additional Rent, Sub-Sublessor may use, apply and retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent or Additional Rent or any other sum as to which Sub-Sublessee is in default or for any sum which Sub-Sublessor may expend or may be required to expend by reason of Sub-Sublessee's default in respect of any of the terms, covenants and conditions of this Sub-Sublease, including, but not limited to, any damages or Deficiencies in reletting of the Subleased Premises, whether such damages or Deficiencies accrued before or after summary proceedings or other re-entry by Sub-Sublessor. In the event that Sub-Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sub-Sublease, the security shall be returned to Sub-Sublessee after the date herein fixed as the expiration date of this Sub-Sublease and after the surrender of possession of the entire Subleased Premises to Sub-Sublessor in the manner called for by this Sub-Sublease. In the event of an assignment of this Sub-Sublease, Sub-Sublessor shall have the right to transfer the security to the assignee and Sub-Sublessor shall thereupon be released by Sub-Sublessee from all further liability for the return of the security; and Sub-Sublessee agrees to look solely to the new Sub-Sublessor for the return of the security; and it is agreed that the provisions hereof shall apply to every transferor assignment made of the security to a new Sub-Sublessor. Sub-Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited hereunder as security and that neither Sub-Sublessor nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

Sec 10.2 If Sub-Sublessor at any time utilizes any portion of the security by reason of any default by Sub-Sublessee hereunder, Sub-Sublessee shall within ten (10) days after demand, restore and pay Sub-Sublessor the amount so utilized.

Sec 10.3 The Sub-Sublessee specifically acknowledges that the security deposit need not be held in an interest-bearing account nor shall any interest be due to Sub-Sublessee on account thereof, irrespective of the manner in which Sub-Sublessor elects to hold same.

ARTICLE XI - NOTICES

Sec. 11.1 Notices hereunder shall be deemed sufficiently served only when mailed, postage paid, by registered or certified mail and addressed as follows:

TO SUB-SUBLESSOR:	PROMINENT USA, INC. 1411 Broadway, 35th Floor New York, New York 10018
TO SUB-SUBLESSEE:	HARRIS & HARRIS GROUP, INC. 111 West 57th Street, 11th Floor New York, New York 10019

Sec. 11.2 Either party may, from time to time, designate a different address for notice by giving notice of such different address as herein provided.

ARTICLE XII - BROKERS

Sec. 12.1 Each of Sub-Sublessor and Sub-Sublessee hereby represents to each other that it has dealt with no broker in connection the Subleased Premises other than the broker that represents Sub-Sublessor, The Lansco Corporation ("Lansco") and the broker that represents Sub-Sublessee, Insignia/ESG, Inc ("Insignia"). Sub-Sublessee shall indemnify and hold Sub-Sublessor harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expense (including, without being limited to reasonable attorneys' fees and expenses) which Sub-Sublessor may be subject to or suffer by reason of any claim made by any person, firm or corporation other than Lansco and Insignia for any commission, expense or other compensation as a result of the execution and delivery of this Sub-Sublease, which is based on alleged conversation or negotiations by said person, firm or corporation with Sub-Sublessee. Sub-Sublessor shall indemnify and hold Sub-Sublessee harmless from and against any and all liability, claims, suits, demands, judgments, costs, Interest and expense (including, without being limited to, reasonable attorneys' fees and expenses) which Sub-Sublessee may be subject to or suffer by reason of any claim made by Lansco and Insignia for any commission, expense or other compensation as a result of the execution and delivery of this Sub-Sublease. Sub-Sublessor shall pay the commissions or other compensations of Lansco and Insignia pursuant to a separate agreement.

ARTICLE XIII - MISCELLANEOUS

Sec. 13.1 Estoppel Certificate. Sub-Sublessee shall execute and acknowledge at any time and from time to time within ten (10) days after request by Sub-Sublessor by registered or certified mail, a certificate which states:

(A) That this Sub-Sublease is unmodified and in full force and effect or, if there has been a modification, that the same is in full force and effect as modified and stating the modifications;

(B) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Sub-Sublessee to be performed or complied with, and if so, specifying the same; and

(C) The dates, if any, to which the rent and other charges hereunder have been paid in advance.

Sec. 13.2 <u>Attorneys' Fees</u>. If it shall be necessary for Sub-Sublessor to institute any suit or proceeding against Sub-Sublessee for the nonpayment of rent or the violation of any of the covenants or provisions of this Sub-Sublease for the recovery of possession of the Subleased Premises, or should Sub-Sublessor be compelled to intervene in any action or proceeding wherein Sub-Sublessee is a party in order to enforce or protect Sub-Sublessor's interests or rights hereunder, then, and in any of such events, Sub-Sublessee shall be obligated to pay Sub-Sublessor's reasonable attorneys' fees, costs and disbursements incurred for the institution and prosecution of any such suits, proceedings or interventions.

Sec. 13.3 <u>Waiver of Counterclaims and Waiver of Trial by Jury</u>. Sub-Sublessee hereby expressly waives its right to allege or assert any counterclaim or offset in any summary proceeding commenced in connection with this Sub-Sublease. Sub-Sublessee further waives its right to a jury trial. Sub-Sublessee also agrees that it will not move to consolidate any such summary proceeding with any other action.

Sec. 13.4 <u>Accord and Satisfaction</u>. No payment by Sub-Sublessee or receipt by Sub-Sublessor of a lesser amount than any payment of the Base Annual Rent or Additional Rent provided herein shall be deemed to be other than on account of the earliest stipulated Base Annual Rent or Additional Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Base Annual Rent or Additional Rent be deemed an accord and satisfaction, and Sub-Sublessor may accept such check or payment without prejudice to Sub-Sublessor's right to recover the balance of such Base Annual Rent or Additional Rent or pursue any other remedy provided in this Sub-Sublease or at law or in equity.

Sec. 13.5 <u>Severability</u>. If any part or provision of this Sub-Sublease shall be deemed invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity of this Sub-Sublease agreement, but such invalid or unenforceable provision shall be deemed deleted and the remainder of the Sub-Sublease agreement shall remain in full force and effect as if such invalid or unenforceable provision had never been contained herein.

Sec. 13.6 Entire Agreement. This Sub-Sublease fully embodies the terms and conditions of the agreement between the parties. There are no other agreements, written or oral, between the parties except as herein stated. All prior agreements, communications or understandings between the parties are merged herein and shall be of no further force or effect. Any modification, rescission, termination or extension of this Sublease shall not be valid or enforceable unless it be in writing signed by the parties hereto.

Sec.13.7 No Waiver. The failure of Sub-Sublessor to demand strict adherence by Sub-Sublessee to any term, covenant or condition of this Sub-Sublease on any one or more occasions shall not be construed as a waiver of such term, covenant or condition or the breach thereof, nor shall such failure in any way preclude Sub-Sublessor from demanding that Sub-Sublessee strictly adhere to all terms, covenants and conditions of this Sub-Sublease on any other occasion.

Sec. 13.8 Choice of Law. This Sub-Sublease shall be governed by and construed in accordance with the laws of the state in which the Subleased Premises are located.

Sec. 13.9 Captions and Headings. The captions and headings of this Sub-Sublease are for convenience only and do not in any way limit, amplify, or modify the provisions of this Sub-Sublease.

Sec. 13.10 Execution and Delivery of Sub-Sublease. Submission by Sub-Sublessor of this Sub-Sublease for review and execution by Sub-Sublessee shall confer no rights nor impose any obligations on either party. This Sub-Sublease shall be of no force and effect unless and until both Sub-Sublessor and Sub-Sublessee shall have executed this Sub-Sublease and duplicate originals thereof shall have been delivered to the respective parties hereto.

Sec. 13.11 Third Party Beneficiary. Nothing contained is this Sub-Sublease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease as of the day and year first above written.

SUB-SUBLESSOR:

PROMINENT USA, INC.

By: ______________________

Its: [redacted] President ISAO KUBO

SUB-SUBLESSEE:

HARRIS & HARRIS GROUP, INC.

By: MEL P. MELSHEIMER
Its: PRESIDENT

ACKNOWLEDGMENTS

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

On the 17th day of April, 2003, before me, the undersigned, personally appeared Mel P. Melsheimer, personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Jacqueline M. Matthews
Notary Public

JACQUELINE M. MATTHEWS
Notary Public, State of New York
No. 01MA6004743 New York
Qualified in Nassau County
Commission Expires March 30, 2006

STATE OF NEW YORK)
: ss.:
COUNTY OF NEW YORK)

On the 18 day of April, 2003, before me, the undersigned, personally appeared Kao Kuo, personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Karen B. Sendyk
Notary Public

KAREN B. SENDYK
Notary Public, State of New York
No. 02SE4970662
Qualified in New York County
Commission Expires August 13, 2006